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                                                                       Exhibit 5


                                                  August 17, 1998


Entrust Technologies Inc.
2323 North Central Expressway
Richardson, Texas  75080

     Re:  Registration Statement on Form S-1
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Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-57275) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of shares of Common Stock, $.01 par value per share (the "Shares"), of Entrust Technologies Inc., a Maryland corporation (the "Company"), with an aggregate offering price of $156,032,006 of which (i) up to 5,400,000 Shares will be issued and sold by the Company and (ii) up to 4,600,000 Shares will be sold by certain stockholders of the Company (the "Selling Stockholders") (including Shares issuable upon exercise of an over-allotment option granted by the Selling Stockholders).

     The Shares are to be sold by the Company and the Selling Stockholders pursuant to U.S. and international underwriting agreements (the "Underwriting Agreements") to be entered into by and among the Company, the Selling Stockholders and Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation, NationsBanc Montgomery Securities LLC and Warburg Dillon Read LLC, and their respective foreign affiliates, as representatives of the several underwriters named in the Underwriting Agreements, the forms of which have been filed as Exhibits 1.1 and 1.2 to the Registration Statement.

     We are acting as counsel for the Company in connection with the sale by the Company and the Selling Stockholders of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreements, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Articles of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
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Entrust Technologies Inc.
August 17, 1998
Page 2


     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     Our opinion in clause (ii) below, insofar as it relates to the Selling Stockholders' Shares being fully paid, is based solely on a certificate of the Senior Vice President, Business Development and Finance and Chief Financial Officer of the Company.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Underwriting Agreements, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

     Based upon and subject to the foregoing, we are of the opinion that (i) the Shares to be issued and sold by the Company have been duly authorized for issuance and, when such Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreements, such Shares will be validly issued, fully paid and nonassessable and (ii) the Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
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Entrust Technologies Inc.
August 17, 1998
Page 3

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                            Very truly yours,


                                            /s/ HALE AND DORR LLP